UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 1, 2017

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

KS	1-3368	44-0236370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

602 S. Joplin Avenue, Joplin, Missouri, 64801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (417) 625-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                   Completion of Acquisition or Disposition of Assets

On January 1, 2017 (the “Closing Date”), Liberty Utilities (Central) Co. (“Liberty Central”) (an indirect subsidiary of Algonquin Power & Utilities Corp. (“Algonquin”)) completed its previously announced acquisition of The Empire District Electric Company (“Empire”) through a merger (the “Merger”) of Liberty Sub Corp. (“Merger Sub”), a wholly owned direct subsidiary of Liberty Central, with and into Empire pursuant to the Agreement and Plan of Merger, dated as of February 9, 2016, by and among Empire, Liberty Central, and Merger Sub (the “Merger Agreement”). As a result of the Merger, Empire became a direct, wholly owned subsidiary of Liberty Central effective at approximately 12:01 a.m. Central Standard Time (the “Effective Time”) on the Closing Date.

Pursuant to the Merger Agreement, at the Effective Time:

•                  each issued and outstanding share of Empire common stock (other than any shares owned by Empire or Algonquin or any of their respective subsidiaries or any shares for which appraisal rights have been perfected) was canceled and converted automatically into the right to receive $34.00 in cash, without interest (the “Merger Consideration”);

•                  each outstanding time-vested restricted stock award was canceled and converted into the right to receive a lump-sum cash payment equal to the product of (i) the Merger Consideration, without interest, multiplied by (ii) the product of (1) the total number of shares of Empire’s common stock underlying such time-vested restricted stock award, multiplied by (2) the ratio equal to (x) the number of months through the closing date of the Merger (rounding a fraction of a month to the next higher number of whole months) in the restricted period under such time-vested restricted stock award, divided by (y) the total number of months in the restricted period under such time-vested restricted stock award;

•                  each outstanding performance based restricted stock award was canceled and converted into the right to receive a lump-sum cash payment equal to the product of (i) the Merger Consideration, without interest, multiplied by (ii) the total number of shares of Empire’s common stock that would be earned for performance at target over the performance period under such performance based restricted stock award; and

•                  each outstanding common stock unit granted under Empire’s director stock unit plan was canceled and converted into the right to receive an amount in cash equal to the Merger Consideration, payment of which amount shall be made at the time elected or provided pursuant to the terms and conditions of such director stock unit, together with interest at the “U.S. Prime Rate” as quoted by the Wall Street Journal from the Effective Time until the date of payment of such amount.

In addition, effective as of the opening of trading on the New York Stock Exchange (“NYSE”) on January 3, 2017, the shares of Empire common stock, which traded under the symbol “EDE”, were suspended from trading on the NYSE. On January 3, 2017, Empire requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to delist the Empire common stock from the NYSE and deregister the Empire common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information under Item 2.01 is incorporated herein by reference.

Item 3.03                   Material Modification to Rights of Security Holders

The information under Item 2.01 is incorporated herein by reference.

Item 5.01         Changes in Control of Registrant

As a result of the Merger, a change of control of Empire occurred, causing Empire to become a direct wholly owned subsidiary of Liberty Central. The information under Item 2.01 is incorporated herein by reference.

Item 5.03         Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

At the Effective Time and pursuant to the Merger Agreement, (i) the articles of incorporation of Merger Sub immediately prior to the Effective Time became the articles of incorporation of Empire, as the surviving corporation in the Merger, and (ii) the bylaws of Merger Sub immediately prior to the Effective Time became the bylaws of Empire, as the surviving corporation in the Merger. Copies of the articles of incorporation and bylaws of Empire after giving effect to the Merger are included as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of February 9, 2016, by and among The Empire District Electric Company, Liberty Utilities (Central) Co. and Liberty Sub Corp. (Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated and filed February 9, 2016, File No. 1-3368)

3.1	Amended and Restated Articles of Incorporation of The Empire District Electric Company

3.2	Amended and Restated By-laws of The Empire District Electric Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

Dated: January 5, 2017

	By:	/s/ Laurie A. Delano
	Name:	Laurie A. Delano
	Title:	Vice President-Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of February 9, 2016, by and among The Empire District Electric Company, Liberty Utilities (Central) Co. and Liberty Sub Corp. (Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated and filed February 9, 2016, File No. 1-3368)

3.1	Amended and Restated Articles of Incorporation of The Empire District Electric Company

3.2	Amended and Restated By-laws of The Empire District Electric Company